UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


FORM 8-K REVISED

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)   June 22, 2005


U.S. Realty Income Partners, L.P.
(Exact name of registrant as specified in its charter)


     Delaware                                33-17577                62-1331754
(State or other jurisdiction         (Commission           (IRS Employer
      of incorporation)                   File Number)       Identification No.)


                     P.O. Box 58006, Nashville, TN                         37205
               (Address of principal executive offices)               (Zip Code)


Registrant?s telephone number, including area code   615-665-5959






Item 4.01 Changes in the Registrant?s Certifying Accountant

Effective May 6, 2005, Rayburn, Bates & Fitzgerald, PC has resigned as the independent registered public accounting firm for the Partnership. The General Partner did not participate in Rayburn, Bates & Fitzgerald, PC?s decision to resign and has commenced an immediate search for a new independent registered public accounting firm.

The audit reports of Rayburn, Bates & Fitzgerald, PC on the financial statements of the Partnership as of and for the two fiscal years ended December 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the two fiscal years ended December 31, 2004 and 2003, there were no disagreements between us and Rayburn, Bates & Fitzgerald, PC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to Rayburn, Bates & Fitzgerald, PC?s satisfaction, would have caused Rayburn, Bates & Fitzgerald, PC to make reference in connection with its opinion to the subject matter of the disagreement.

In connection with the completion of our year-end audit, Rayburn, Bates & Fitzgerald, PC advised us that they observed a significant deficiency in the design or operation of our internal controls that, in their judgment, could adversely affect our ability to record, process, summarize and report financial data consistent with the assertions of management in the financial statements.

In their letter dated March 24, 2005, and in oral communication with the General Partner, Rayburn, Bates & Fitzgerald, PC stated that the
Partnership?s management company does not maintain an adequate set of financial records. Financial information provided by the management company did not accurately reflect the financial position or operations of the entity.

Specifically, the recommendations of Rayburn, Bates & Fitzgerald, PC are suumarized as follows:

*	Management should review and evaluate the service provided by the management company and monitor on a current basis the financial data provided by this firm.
Effective October 1, 2004, the Partnership switched its property management and leasing firms.  Currently, the Partnership has one commercial real estate property under management.  Accordingly, the financial information for this property represents substantially all of the financial information needed to prepare the Partnership?s quarterly financial reports. In the past, the quarterly financial information provided by the
former property management company   as been timely and accurate.  The
Partnership was not aware until the year-end audit that the new property management company did not have adequate accounting personnel and procedures in place as required for its public reporting.
Rayburn, Bates & Fitzgerald, PC determined that adjustments were necessary to primarily the fourth quarter information as part of its audit of the year-end financial statements of the Partnership.
The Partnership has asked the new property management company to enhance or supplement its accounting and recordkeeping expertise with personnel able to provide accurate financial information to the Partnership. The new property management company has engaged its independent accounting firm to assist it in providing the Partnership with accurate and timely quarterly financial information. These changes are effective for the second quarter of 2005. During the first quarter of 2005, the Partnership closely monitored and adjusted the financial results provided by the property management firm to insure that the published financial information accurately reflected the results of the first quarter.
The Partnership will continue to evaluate the management company accounting systems, controls, and procedures to determine what additional changes, if any, might help us to manage our current operations better.
The General Partner has authorized Rayburn, Bates & Fitzgerald, PC to respond fully to any inquiries of the successor accountants, not yet chosen, concerning the significant deficiency in accordance with Item 304(a)(1)(iv)(C) of Regulation S-K.

A letter from Rayburn, Bates & Fitzgerald, PC is attached as Exhibit A to this current report.


Item 9.01  Financial Statements and Exhibits

(c)	Exhibits

       A ? Letter from Rayburn, Bates & Fitzgerald, PC, dated June 9, 2005, regarding change in certifying accountant.





SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



					U.S. REALTY INCOME PARTNERS L.P.
					By:  Vanderbilt Realty Joint Venture,
					       The General Partner

					By:  Vanderbilt Realty Associates, Inc.
					       Its Managing General Partner

					By:  s/n Robert Bond Miller
					       Robert Bond Miller, President,
					       Director, Chief Executive Officer,
					       Chief Financial Officer and Chief
					       Accounting Officer

June 9, 2005



EXHIBIT INDEX
Exhibit
Number

Description



16.1A

Letter from Rayburn, Bates & Fitzgerald, PC, dated June 9,
2005, regarding change in certifying accountant



EXHIBIT 16.1 A



                                                                    June 9, 2005



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



We have read Item 4 of Form 8-K dated June 9, 2005, of U.S. Realty
Income Partners, L.P. and are in agreement with the statements in the first eight paragraphs and the related bulleted item.

Regarding the registrant?s statement concerning the significant deficiency in the design or operation of internal controls related to the preparation of financial statements, including the bulleted item after the fourth paragraph, we had considered such matter in determining the nature, timing and extent of procedures performed in our audit of the registrant?s 2004 financial statements.


/s/ Rayburn, Bates & Fitzgerald, PC
Brentwood, Tennessee